Exhibit 10(A)(5)

[Servotronics, Inc. Letterhead]

July 9, 2008

Nicholas D. Trbovich, Jr.
28 Tanglewood Drive, West
Orchard Park, NY 14127

Dear Mr. Nicholas D. Trbovich, Jr.:

You and Servotronics, Inc. (the "Company") are parties to an Amended Employment Agreement, dated July 1, 2005 and ratified on June 30, 2006 pursuant to which you are employed by the Company. This letter confirms such Amended Employment Agreement and subsequent ratification and subsequent Amendments dated August 4, 2006 and July 6, 2007 (the "Amended Agreement").

This letter will also confirm your agreement and that of the Company (pursuant to a resolution of the Board of Directors passed at a meeting held on July 3, 2008) to (i) amend Paragraph 1 of the Amended Agreement to delete "July 1, 2012" and insert in its place "July 1, 2013" and (ii) amend Paragraph 3 of the Amended Agreement to delete "$250,000" and insert in its place "$275,000" (to be effective May 1, 2008) subject to your acceptance which will be indicated by your signature below.

If the foregoing meets with your approval and you are willing to become bound hereby, will you please sign and return to the undersigned the enclosed copy of this letter.

Very truly yours,

SERVOTRONICS, INC.

/s/ Michael D. Trbovich

Michael D. Trbovich,
Corporate Secretary.

ACCEPTED AND AGREED

/s/ Nicholas D. Trbovich, Jr.
Nicholas D. Trbovich, Jr.

July 9, 2008
Date